Exhibit 4.2

$325,000,000

Cheniere Energy, Inc.

2.25% Convertible Senior Notes Due 2012

REGISTRATION RIGHTS AGREEMENT

July 27, 2005

Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, New York 10010-3629

Dear Sirs:

Cheniere Energy, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to Credit Suisse First Boston LLC (the “Initial Purchaser”), upon the terms set forth in a purchase agreement dated July 22, 2005 (the “Purchase Agreement”), $300,000,000 aggregate principal amount of its 2.25% Convertible Senior Notes Due 2012 (the “Firm Securities”) and also proposes to grant to the Initial Purchaser an option, exercisable from time to time by the Initial Purchaser, to purchase up to an additional $25,000,000 aggregate principal amount (the “Optional Securities”) of its 2.25% Convertible Senior Notes Due 2012. The Firm Securities and the Optional Securities which the Initial Purchaser may elect to purchase pursuant to the Purchase Agreement are herein collectively called the “Notes”. The Notes will be convertible into shares of common stock, par value $0.003 per share, of the Company (the “Common Stock”) at the conversion rate set forth in the Offering Circular dated July 22, 2005. The Notes will be issued pursuant to an Indenture, dated as of July 27, 2005 (the “Indenture”), between the Company and The Bank of New York, as trustee (the “Trustee”). As an inducement to the Initial Purchaser to enter into the Purchase Agreement, the Company agrees with the Initial Purchaser, for the benefit of (i) the Initial

Purchaser and (ii) the holders of the Notes and the Common Stock issuable upon conversion of the Notes (collectively, the “Securities”) from time to time until the earlier of (i) such time as such Securities have been sold pursuant to a Shelf Registration Statement (as defined below) or (ii) the expiration of the Shelf Registration Period (as defined below) (each of the foregoing a “Holder” and collectively the “Holders”), as follows:

1. Shelf Registration. (a) The Company shall, at its cost, prepare and, as promptly as practicable (but in no event more than 90 days after the original issuance of the Firm Securities (such original issuance date, the “Closing Date”)) file with the Securities and Exchange Commission (the “Commission”), and thereafter use its commercially reasonable efforts to cause to be declared effective, no later than 210 days after the Closing Date, a registration statement (the “Shelf Registration Statement”) on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”) relating to the offer and sale of the Transfer Restricted Securities (as defined in Section 5 hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the “Shelf Registration”); provided, however, that no Holder (other than the Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

(b) The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein (the “Prospectus”) to be lawfully delivered by the Holders of the relevant Securities, for a period of two years (or for such longer period if extended pursuant to Section 2(h) below) from the date of the latest issuance of the Notes from the Company to the Initial Purchaser or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) may be sold pursuant to Rule 144(k) under the Securities Act, or any successor rule thereof, or otherwise transferred in a manner that results in (A) the Securities not being subject to transfer restrictions under the Securities Act and (B) the absence of a need for a restrictive legend regarding registration under the Securities Act (assuming for this purpose that the Holders thereof are not affiliates of the Company) or (iii) cease to be outstanding (in any such case, such period being called the “Shelf Registration Period”). The Company shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is (i) required by applicable law or (ii) taken by the Company in good faith and contemplated by Section 2(b)(v) and 2(b)(vi) below, and the Company thereafter complies with the requirements of Section 2(h).

(c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Each Holder of Transfer Restricted Securities (as defined below) agrees that if such Holder wishes to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 1(d) and Section 2(h). Each Holder of Transfer Restricted Securities wishing to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement and related Prospectus and to be listed as a selling securityholder in the Shelf Registration and related Prospectus at the time the Shelf Registration Statement is declared effective (the “Effective Time”) agrees to deliver a written notice, substantially in the form of Annex A to the offering circular disseminated in connection with the issuance of the Firm Securities (a “Notice and Questionnaire”) to the Company at least one (1) Business Day (a “Business Day” meaning each day that is not a Saturday, Sunday or legal holiday) prior to the filing of the Shelf Registration Statement or any amendment thereto (each Holder delivering the Notice and Questionnaire, a “Notice Holder”). From and after the date the Shelf Registration Statement is declared effective, each Holder wishing to sell Registrable Securities pursuant to the Shelf Registration Statement and related prospectus agrees to deliver a Notice and Questionnaire to the Company at least five (5) Business Days prior to any intended distribution of Transfer Restricted Securities under the Shelf Registration Statement. The Company shall, as promptly as practicable after the later of the date of receipt of a Notice and Questionnaire or the expiration of any Suspension Period (as defined in Section 2(b) hereof) in effect when the Notice and Questionnaire is delivered (i) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other document required under the Securities Act so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Transfer Restricted Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable; (ii) provide such Holder copies of any documents filed pursuant to Section 1(d)(i); and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1(d)(i). Notwithstanding the foregoing, in no event shall the Company be required to file more than one post-effective amendment pursuant to this Section 1(d) in any calendar quarter or to file a supplement or post-effective amendment during any Suspension Period.

2. Registration Procedures. In connection with the Shelf Registration contemplated by Section 1 hereof, the following provisions shall apply:

(a) The Company shall (i) give notice to the Holders in the manner as set forth in the Indenture (A) of its intention to file a Shelf Registration Statement (the “Filing Notice”) and (B) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective; (ii) furnish to the Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each supplement, if any, to the Prospectus included therein and, in the event that the Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Shelf Registration Statement, shall use its commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchaser reasonably may propose; and (iii) include the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement as selling securityholders. The Filing Notice will seek, among other things, a determination from each such Holder as to whether such Holder elects to have its Notes and the Common Stock issuable on conversion thereof registered for sale pursuant to the Shelf Registration Statement. For purposes of this Section 2, notice to The Depository Trust Company shall be sufficient to satisfy the Company’s obligation to provide notice to the Holders.

(b) The Company shall give written notice (a “Deferral Notice”) to the Initial Purchaser and the Holders of the Securities (which notice pursuant to clauses (ii)-(vi) hereof (each a “Material Event”) shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made of any of the following):

(i) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii) any request by the Commission for amendments or supplements to the Shelf Registration Statement or the prospectus included therein or for additional information or it shall become necessary to amend such Shelf Registration Statement or supplement the related prospectus to comply with the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the respective rules thereunder;

(iii) the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

(iv) the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v) the happening of any event that requires the Company to make changes in the Shelf Registration Statement or the Prospectus in order that the Shelf Registration Statement or the Prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; and

(vi) the occurrence or existence of any pending corporate development or other similar event with respect to the Company or a public filing with the Commission that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of a Shelf Registration Statement and the related Prospectus.

The Company shall be entitled to exercise its right under this Section 2(b) to suspend the availability of the Shelf Registration Statement or any Prospectus upon the occurrence of any event contemplated by clauses (ii) through (vi) above, without incurring or accruing any obligation to pay Additional Interest pursuant to Section 5, for one or more periods not to exceed an aggregate of 60 days in any 12-month period (such period, during which the availability of the Registration Statement and any Prospectus is suspended being a “Suspension Period”).

(c) The Company shall use its commercially reasonable efforts to obtain the withdrawal, at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

(d) The Company shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference); provided that such exhibits shall be deemed to have been provided if such information is available through EDGAR or on or through the Company’s website.

(e) The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the Prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the Prospectus or any amendment or supplement thereto by each of the Notice Holders of the Securities in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(f) Prior to any public offering of the Securities pursuant to the Shelf Registration Statement, the Company shall use its reasonable best efforts to register or qualify or cooperate with the Notice Holders included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Notice Holder reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process in suits or to taxation in any jurisdiction where it is not then so subject.

(g) Except with respect to Securities held in book-entry form, the Company shall cooperate with the Notice Holders to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request in writing a reasonable period of time prior to sales of the Securities pursuant to the Shelf Registration Statement.

(h) Upon the occurrence of any Material Event contemplated by clauses (ii) through (vi) of Section 2(b) during the period for which the Company is required to maintain an effective Shelf Registration Statement, the Company shall, as promptly as practicable, prepare and file, if necessary pursuant to applicable law, a post effective amendment to the Shelf Registration Statement or an amendment or supplement to the Prospectus and any other required document that would be incorporated by reference into such shelf Registration Statement and Prospectus so that, as thereafter delivered to Holders or purchasers of the Securities, the Shelf Registration Statement and documents incorporated thereto will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company provides a Deferral Notice to the Initial Purchaser and the Holders to suspend the use of the Prospectus, then the Initial Purchaser and the Holders shall suspend use of such Prospectus, and the two-year period of effectiveness of the Shelf Registration

Statement provided for in Section 1(b) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchaser and the Holders shall have been advised by the Company that the Prospectus may be used or have received such amended or supplemented prospectus pursuant to this Section 2(h).

(i) Not later than the effective date of the Shelf Registration Statement, the Company will provide CUSIP numbers for the Notes and the Common Stock registered under the Shelf Registration Statement, and provide the Trustee with printed certificates for such Notes, in a form eligible for deposit with The Depository Trust Company.

(j) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

(k) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939 as amended (the “Trust Indenture Act”), in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(l) The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to promptly furnish to the Company such information regarding the Holder and the distribution of the Securities where such information is legally required or requested by the Commission for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

(m) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other actions, if any, as any Holder shall reasonably request in order to facilitate the disposition of the Securities pursuant to the Shelf Registration.

(n) The Company shall (i) make reasonably available for inspection during normal business hours by the Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchaser by you and on behalf of the other parties, by one counsel designated by and on behalf of such parties as described in Section 3 hereof; provided, further, that, if the Company designates in writing any such information, reasonably and in good faith, as confidential, at the time of delivery of such information, each such person will be required to agree or acknowledge that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or otherwise unless and until such is made generally available to the public through no fault or action of such person.

(o) The Company, if requested by any Notice Holder covered by the Shelf Registration Statement, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Notice Holders and the managing underwriters, if any, thereof, and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation or valid existence and good standing of the Company; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 2(m) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the Securities; the absence of legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject which would prevent the Company from fulfilling its obligations hereunder; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the Securities, or any agreement of the type referred to in Section 2(m) hereof; the compliance as to form of the Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively; and, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post effective amendment thereto, as the case may be, the absence from the Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the Securities and (iii) its independent registered public accounting firm and the independent registered public accounting firm with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the Notice Holders and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

(p) The Company will use its commercially reasonable efforts to (a) if the Notes have been rated prior to the initial sale of such Notes, confirm such ratings will apply to the Securities covered by a Registration Statement, or (b) if the Notes were not previously rated, cause the Notes covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by holders of a majority in aggregate principal amount of Securities covered by the Shelf Registration Statement, or by the managing underwriters, if any.

(q) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Conduct Rules (the “Rules”) of the National Association of Securities Dealers, Inc. (“NASD”)) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a “qualified independent underwriter” (as defined in Rule 2720) to participate in the preparation of the Shelf Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Shelf Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

(r) The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities covered by the Shelf Registration Statement contemplated hereby.

3. Registration Expenses. (a) All expenses incident to the Company’s performance of and compliance with this Agreement will be borne by the Company, regardless of whether a Shelf Registration Statement is ever filed or becomes effective, including without limitation;

(i) all registration and filing fees and expenses;

(ii) all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

(iii) all expenses of printing (including printing certificates for the Securities to be issued and printing of Prospectuses), messenger and delivery services and telephone;

(iv) all fees and disbursements of counsel for the Company;

(v) all application and filing fees in connection with listing the Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

(vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

(b) In connection with the Shelf Registration Statement required by this Agreement, the Company will reimburse the Initial Purchaser and the Notice Holders of Securities covered by the Shelf Registration Statement, for the reasonable fees and disbursements of not more than one counsel, designated by the Notice Holders of a majority in aggregate principal amount of the Securities covered by the Shelf Registration Statement (provided that Notice Holders of Common Stock issued upon the conversion of the Notes shall be deemed to be Notice Holders of the aggregate principal amount of Notes from which such Common Stock was converted) to act as counsel for the Notice Holders in connection therewith.

4. Indemnification. (a) The Company agrees to indemnify and hold harmless each Notice Holder and each person, if any, who controls such Notice Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each Notice Holder, and such controlling persons are referred to collectively as the “Notice Holder Indemnified Parties”) from and against any losses, claims, damages or liabilities, whether such liabilities are joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Notice Holder Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus including any document incorporated by reference therein, or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse, as incurred, the Notice Holder Indemnified Parties for any legal or other expenses reasonably incurred by the Notice Holder Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration in reliance upon and in conformity with written information pertaining to such Notice Holder and furnished to the Company by or on behalf of such Notice Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to the Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Notice Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Notice Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Notice Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to such Notice Holder; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Notice Holders of the Securities if requested by such Notice Holders.

(b) Each Notice Holder, severally and not jointly, will indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the

Exchange Act (each, a “Company Indemnified Party”) from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) (A) any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or in any amendment thereto or (B) the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading or (ii) (A) any untrue statement or alleged untrue statement of a material fact contained in the prospectus or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or (B) the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Notice Holder and furnished to the Company by or on behalf of such Notice Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Notice Holder may otherwise have to the Company Indemnified Party.

(c) Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, claim or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action, claim or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof.

It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any reasonably necessary local counsel) for all indemnified parties, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Notice Holder Indemnified Parties shall be designated in writing by the Notice Holder Indemnified Parties and any such separate firm for the Company Indemnified Parties shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement effected without its written consent unless (i) such settlement is entered into in good faith by the indemnified party more than 45 days after receipt by such indemnifying party of written notice of the proposed settlement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Notice Holder or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any proceeding, action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 4(d), the Notice Holders shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Notice Holders from the sale of the Securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Notice Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

(e) The agreements contained in this Section 4 shall survive the sale of the Securities pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

5. Additional Interest Under Certain Circumstances. (a) The Company shall pay Additional interest (the “Additional Interest”) to the holders of Transfer Restricted Securities as follows if any of the following events occur (each such event in clauses (i) through (iii) below being herein called a “Registration Default”):

(i) the Shelf Registration Statement has not been filed with the Commission by the 90th day after the Closing Date;

(ii) the Shelf Registration Statement has not been declared effective by the Commission by the 210th day after the Closing Date; or

(iii) the Shelf Registration Statement is declared effective by the Commission but (A) the Shelf Registration Statement thereafter ceases to be effective or (B) the Shelf Registration Statement or the Prospectus ceases to be usable in connection with resales of Transfer Restricted Securities (as defined below) during the periods specified herein because either (1) any event occurs as a result of which the Prospectus forming part of such Shelf Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend such Shelf Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the Commission.

The Company shall pay Additional Interest to the Holders of the Notes over and above the interest set forth in the title of the Notes from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured; provided that in no event shall the Company be obligated to pay Additional Interest following the expiration of the Shelf Registration Period; and provided further, however, that no such Additional Interest shall accrue for or during any Suspension Period. Additional Interest will accrue at a rate of 0.50% of the principal amount of the Notes per annum (the “Additional Interest Rate”) immediately following the occurrence of such Registration Default.

(b) A Registration Default referred to in Section 5(a)(iii) hereof shall be deemed not to have occurred and be continuing in relation to the Shelf Registration Statement or the related Prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment has not yet been declared effective and needs to be declared effective to permit Notice Holders to use the related Prospectus or (y) other material events, with respect to the Company that would need to be described in such Shelf Registration Statement or the related Prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement the Shelf Registration Statement and related Prospectus to describe such events as required by paragraph 2(h) hereof; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with Section 5(a) from the day such Registration Default occurs until such Registration Default is cured.

(c) Any amounts of Additional Interest due pursuant to Section 5(a) will be payable in cash semiannually in arrears on February 1 and August 1 (each, an “Interest Payment Date”) to Holders of record of the Notes on the preceding January 15 and July 15. The amount of Additional Interest will be determined by multiplying the Additional Interest Rate by the principal amount of the Notes, further multiplied by a fraction, the numerator of which is the number of days such Additional Interest Rate was applicable during such period (determined on the basis of a 360 day year comprised of twelve 30-day months), and the denominator of which is 360. If a Holder converts its Notes, all Additional Interest, if any, that has accrued since the Interest Payment Date last preceding the date of conversion will be deemed to be paid in full upon such conversion, and no separate payment will be made by the Company upon conversion on account of such Additional Interest.

(d) “Transfer Restricted Securities” means each Security until (i) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or assuming for this purpose that the Holder thereof is not an affiliate of the Company, is saleable pursuant to Rule 144(k) under the Securities Act.

7. Rules 144 and 144A. The Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide upon request a copy of this Agreement to prospective purchasers of Securities identified to the Company by the Initial Purchaser upon request. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to (i) register any of its securities pursuant to the Exchange Act or (ii) take any such actions after the expiration of the Shelf Registration Period.

8. Underwritten Registrations. If any of the Transfer Restricted Securities covered by the Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering (“Managing Underwriters”) will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering (provided that Holders of Common Stock issued upon conversion of the Notes shall not be deemed Holders of Common Stock, but shall be deemed to be Holders of the aggregate principal amount of Notes from which such Common Stock was converted).

No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9. Miscellaneous.

(a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 1 hereof may result in material irreparable injury to the Initial Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Sections 1 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent in any material respect with the rights granted to the Holders in this Agreement or otherwise conflicts in any material respect with the provisions hereof. The rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof do not and will not impair the Company’s ability to perform its obligations hereunder.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents (provided that Holders of Common Stock issued upon conversion of Notes shall not be deemed Holders of Common Stock, but shall be deemed to be Holders of the aggregate principal amount of Notes from which such Common Stock was converted). Without the consent of the Holder of the Notes, however, no modification may change the provisions relating to the payment of Additional Interest.

(d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first class mail, facsimile transmission, or air courier which guarantees overnight delivery:

(1) if to a Holder, that is not a Notice Holder, at the most current address given by such Holder to the Company.

(2) if to a Notice Holder, at the most current address given by such Notice Holder to the Company in a Notice and Questionnaire or any amendment thereto.

(3) if to the Initial Purchaser:

Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, NY 10010 3629

Fax No.: (212) 325 8278

Attention: Transactions Advisory Group

with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Fax No.: (212) 848-7179

Attention: Robert Evans III

(3) if to the Company, at its address as follows:

Cheniere Energy, Inc.

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Fax No.: (713) 659-5459

Attention: Don A. Turkleson

with a copy to:

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, TX 77002

Fax No.: (713) 220-4285

Attention: Meredith S. Mouer

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(e) Third-Party Beneficiaries. The Holders shall be third-party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

(f) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

By the execution and delivery of this Agreement, the parties hereto submit to the nonexclusive jurisdiction of any federal or state court in the State of New York.

(j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchaser and the Company in accordance with its terms.

Very truly yours,

CHENIERE ENERGY, INC.

By:	/s/ Don A. Turkleson
Name:	Don A. Turkleson
Title:	Senior Vice President, Chief
Financial Officer and Secretary

By:	/s/ Zurab S. Kobiashvili
Name:	Zurab S. Kobiashvili
Title:	Senior Vice President and General Counsel

The foregoing Registration

Rights Agreement is hereby confirmed

and accepted as of the date first

above written.

CREDIT SUISSE FIRST BOSTON LLC

By:	/s/ Reiner Boehning
Name:	Reiner Boehning
Title:	Director